UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2006
LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.
     The Compensation and Governance Committee of the Board of Directors (the “Committee”) of LNB Bancorp, Inc. (the “Company”) approved a form of stock appreciation rights agreement (the “Form of SAR Agreement”) effective January 20, 2006 that may be used to govern grants of stock appreciation rights (“SARs”) under the LNB Bancorp, Inc. Stock Appreciation Rights Plan (the “SAR Plan”) on or after that date.
     The SARs granted under the Form of SAR Agreement will entitle the grantee, upon exercise after vesting, to payment in cash of an amount equal to the appreciation in fair market value of a specified number of shares of Company common stock over the closing price of the common stock on the date of grant. Other significant terms of the SAR Agreement include: a 10-year term; equal pro rata annual vesting over three years; acceleration of vesting upon a change in control, as defined in the SAR Plan; and terms relating to a grantee’s rights upon termination of employment.
     A copy of the Form of SAR Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01, and the above summary is qualified in its entirety by reference to that Exhibit.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Form of Stock Appreciation Rights Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)

Date: January 25, 2006	By:	/s/ Terry White

Terry White Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Stock Appreciation Rights Agreement.